Exhibit 99.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (this “Agreement”), dated October 30, 2012 (the “Effective Date”), is hereby entered into by and between Michael D. Young, an individual (“Executive”), and Versant International, Inc., a Nevada corporation, on behalf of itself and all of its subsidiaries (collectively, the “Company”).

Recitals

A.            Executive has been serving as President and Chief Operating Officer of the Company since December 27, 2011, and as a director of the Company since December 27, 2011.

B.            Executive’s service as an officer and as a director with the Company, its affiliates or related entities (collectively referred to herein as the “Company and its Related Entities”) will be ended on the terms and conditions set forth in this Agreement.

Agreement

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.           End of Service as a Director.  Executive resigned his employment and service as an officer and a director with the Company and its Related Entities, effective as of 5:00 p.m. Pacific Time, on October 24, 2012 (the “Termination Date”).

2.           Payment. In return for Executive’s release contained in Section 7 hereof, the Company will provide Executive with a severance payment of an amount equal to $1,000, payable in a lump sum within one business day after the Effective Date.

3.           Forfeiture of Restricted Shares. Executive acknowledges that he was issued: (i) 25,000,000 shares of Class A common stock on December 27, 2011; (ii) 10,000,000 shares of Class A common stock on March 27, 2012 (collectively, the “Class A Shares”); and (iii) 20,000,000 shares of Class B common stock on March 27, 2012 (the “Class B Shares,” and together with the Class A Shares, “Executive Shares”). Of the Class B Shares, Five Million (5,000,000) have been registered on a registration statement on Form S-1 with the Securities and Exchange Commission and the remainder of the Class B Shares are restricted shares. The parties agree that Executive was awarded the Executive Shares with an expectation that Executive would serve the Company as a top level executive officer and director for a period of years. Given Executive’s resignation within one (1) year of being granted the Executive Shares, Executive and the Company have mutually agreed that it is fair and in the best interests of the Company for Executive to forfeit all of the Class A Shares and 6,000,000 of the restricted Class B Shares held by Executive (together, the “Forfeited Shares”), such that after the Effective Date, Executive shall hold no shares of Class A common stock and 14,000,000 shares of Class B common stock of the Company (less any sales of the Class B Shares that Executive has made to date). All of the Forfeited Shares shall accordingly be returned to the Company’s treasury stock, and Executive agrees to deliver to the Company certificates representing the Forfeited Shares and take all other actions consistent with this agreement to implement the foregoing agreements within five (5) business days of the Effective Date.

1

4.           Acknowledgement. Executive and the Company each acknowledge that no amounts of money are owed to the other party at this time.

5.           Tax Consequences. Executive acknowledges, represents and warrants that (a) the Company has not made any representations to him about, and that he has not relied upon any statement in this Agreement with respect to, any individual tax consequences that may arise by virtue of any payment provided under this Agreement and/or his exercise of any stock options; (b) Executive shall be solely responsible for the satisfaction of any taxes imposed, and neither the Company nor its employees, directors, or their agents shall have any obligation to hold Executive harmless from any or all of such taxes; and (c) Executive shall indemnify and hold Company harmless from any liability it may incur on account of such taxes.

6.           Status of Related Agreements. The parties agree that (i) the Restricted Stock Agreements dated December 27, 2011 shall be terminated as of the Termination Date and of no further effect; and (ii) the Restricted Stock Agreement dated March 27, 2012 shall be deemed amended to reflect the agreements contained herein.

7.           Release by Executive. Except for any obligations or covenants of the Company pursuant to this Agreement and as otherwise expressly provided in this Agreement, Executive, for himself and his heirs, executors, administrators, assigns, successors and agents (collectively, the “Executive’s Affiliates”) hereby fully and without limitation releases and forever discharges the Company and its Related Entities, and each of their respective agents, representatives, stockholders, owners, officers, directors, employees, consultants, attorneys, auditors, accountants, investigators, affiliates, successors and assigns (collectively, the “Company Releasees”), both individually and collectively, from any and all waivable rights, claims, demands, liabilities, actions, causes of action, damages, losses, costs, expenses and compensation, of whatever nature whatsoever, known or unknown, fixed or contingent, which Executive or any of Executive’s Affiliates has or may have or may claim to have against the Company Releasees by reason of any matter, cause, or thing whatsoever, from the beginning of time to the Effective Date (“Claims”).  Nothing contained in this Section 7 or any other provision of this Agreement shall release or waive any right that Executive has to indemnification and/or reimbursement of expenses by the Company and its Related Entities with respect to which Executive may be eligible as provided in California Labor Code Section 2802, the Company and its Related Entities’ Articles of Incorporation, or Bylaws.

8.           Waiver of Civil Code Section 1542.

(a)           Executive understands and agrees that the release provided herein extends to all Claims released above whether known or unknown, suspected or unsuspected, which may be released as a matter of law. Executive expressly waives and relinquishes any and all rights he may have under California Civil Code Section 1542, which provides as follows:

2

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

(b)           Executive expressly waives and releases any rights and benefits which he has or may have under any similar law or rule of any other jurisdiction. It is the intention of each party through this Agreement to fully, finally and forever settle and release the Claims as set forth above.  In furtherance of such intention, the release herein given shall be and remain in effect as a full and complete release of such matters notwithstanding the discovery of any additional Claims or facts relating thereto.

9.           Confidential and Proprietary Information. Executive acknowledges that certain information, observations and data obtained by him during the course of or related to his employment with the Company and its Related Entities (including, without limitation, projection programs, business plans, business matrix programs (i.e., measurement of business), strategic financial projections, certain financial information, shareholder information, product design information, marketing plans or proposals, personnel information, customer lists and other customer information) are the sole property of the Company and its Related Entities and constitute Proprietary Information.  Executive represents and warrants that he has returned all files, customer lists, financial information and other property of the Company and its Related Entities that were in Executive’s possession or control without retaining copies thereof.  Executive further represents and warrants that he does not have in his possession or control any files, customer lists, financial information or other property of the Company and its Related Entities. Executive agrees that he will not disclose to any person or use any such information, observations or data without the written consent of the Chief Executive Officer or Board of Directors of the Company.  If Executive is served with a deposition subpoena or other legal process calling for the disclosure of such information, or if he is contacted by any third person requesting such information, he will notify the Company’s Chief Executive Officer as soon as is reasonably practicable after receiving notice and will reasonably cooperate with the Company and its Related Entities in minimizing the disclosure thereof.

10.           Prohibited Activities.

(a)           Non-Solicitation, Non-Interference. Executive agrees that for the twelve (12) months following the Termination Date (the “Post-Service Period”) he will not induce or attempt to induce any then-existing employee or contractor to leave their employment with or service to the Company (including affiliates), or to employ or seek to employ any such person who was employed by or a consultant to the Company during the preceding three (3) months, provided that the latter restriction shall not apply with respect to any person involuntarily terminated by the Company, and provided further that this exception shall not release any such person from his/her obligations to the Company (including affiliates).

(b)           Non-Competition. Executive agrees that during the term of the Post-Service Period, he will not, without the Company’s prior written consent, directly or indirectly, be employed by, be connected with, lend his name to or have an interest of any kind in, whether as an employee, consultant, officer, director, partner, stockholder, joint venturer, or otherwise, any person or entity owning, managing, controlling, operating, or otherwise participating or assisting in a business that directly competes with the Company; provided, however, that the foregoing is not intended to prevent Executive from being a stockholder of less than one percent of the issued and outstanding securities of a corporation which has a class of securities publicly traded on an exchange, in The Nasdaq Stock Market or in the over-the-counter market.

3

(c)           Scope of Restrictions. Executive agrees that the restrictions in Subsections (a) and (b), above, are reasonable and necessary to protect the Company’s trade secrets, but only from working for key competitors in the United States that will necessarily place the Company’s trade secrets at the greatest risk of use or disclosure.  To the extent that any of the provisions in this Section 10 are held to be overly broad or otherwise unenforceable at the time enforcement is sought, Executive agrees that the provision shall be reformed and enforced to the greatest extent permissible by law.  Executive further agrees that if any portion of this Section 10 is held to be unenforceable, that the remaining provisions of it shall be enforced as written.

11.                Cooperation Clause. To facilitate the orderly conduct of the Company and its Related Entities’ businesses, for the Post-Service Period, Executive agrees to cooperate, at no charge, with the Company and its Related Entities’ reasonable requests for information or assistance related to the time of his employment.

12.           Non-disparagement.  Executive agrees not to disparage or otherwise publish or communicate derogatory statements about the Company and its Related Entities and any director, officer or manager and/or the products and services of these entities to any third party.  The Company, on behalf of itself and its Related Entities, agrees not to authorize or condone derogatory or disparaging statements about Executive to any third party.

13.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflict of laws.

14.           Non-Admission of Liability. The parties understand and agree that neither the payment of any sum of money nor the execution of this Agreement by the parties will constitute or be construed as an admission of any wrongdoing or liability whatsoever by any party.

15.           Severability. If any one or more of the provisions contained herein (or parts thereof), or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof will not be in any way impaired or affected, it being intended that all of the rights and privileges shall be enforceable to the fullest extent permitted by law.

16.           Entire Agreement. This Agreement represents the sole and entire agreement among the parties and, except as expressly stated herein, supersedes all prior agreements, negotiations and discussions among the parties with respect to the subject matters contained herein.

4

17.           Waiver. No waiver by any party hereto at any time of any breach of, or compliance with, any condition or provision of this Agreement to be performed by any other party hereto may be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

18.           Amendment. This Agreement may be modified or amended only if such modification or amendment is agreed to in writing and signed by duly authorized representatives of the parties hereto, which writing expressly states the intent of the parties to modify this Agreement.

19.           Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original as against any party that has signed it, but all of which together will constitute one and the same instrument.

20.           Assignment. This Agreement inures to the benefit of and is binding upon the Company and its successors and assigns, but Executive’s rights under this Agreement are not assignable, except to his estate.

21.           Miscellaneous Provisions.

(a)           The parties represent that they have read this Agreement and fully understand all of its terms; that they have conferred with their attorneys, or have knowingly and voluntarily chosen not to confer with their attorneys about this Agreement; that they have executed this Agreement without coercion or duress of any kind; and that they understand any rights that they have or may have and sign this Agreement with full knowledge of any such rights.

(b)          The language in all parts of this Agreement must be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular must be construed to have been used in the plural, and vice versa, and each gender must include any other gender. The captions of the Sections of this Agreement are for convenience only and must not affect the construction or interpretation of any of the provision herein.

(c)           Each party to this Agreement will cooperate fully in the execution of any and all other documents and in the completion of any additional actions that may be necessary or appropriate to give full force and effect to the terms and intent of this Agreement.

[Signature page follows]

5

EACH OF THE PARTIES ACKNOWLEDGES THAT HE/IT HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT, AND THAT IT INCLUDES A WAIVER OF THE RIGHT TO A TRIAL BY JURY WITH RESPECT TO THE MATTERS SET FORTH HEREIN.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

COMPANY:	Versant International, Inc.

By: /s/ GLEN W. CARNES
Name: Glen W. Carnes
Title: Chairman, Chief Executive Officer

EXECUTIVE:	By: /S/ MICHAEL D. YOUNG
Michael D. Young

6